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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 (Registration No. 333-14973) of Chesapeake Energy Corporation (the "Company") of (a) our report on the financial statements of the Company dated September 20, 1995, which appears in such Prospectus, and (b) our report on the financial statements of Chesapeake Exploration Limited Partnership ("CEX") dated September 20, 1995, which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-3 of (a) our report dated September 20, 1995 with respect to the consolidated financial statements of the Company appearing on Page 29 of the Company's Annual Report on Form 10-K for the year ended June 30, 1996, and (b) our report dated September 20, 1995 with respect to the financial statements of CEX appearing on page 61 of the Company's Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such prospectus.


PRICE WATERHOUSE LLP

Houston, Texas

November 15, 1996